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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102460, 333-100215 and 333-56430) of Alamosa
Holdings, Inc. of our report dated February 21, 2003 relating to the consolidated financial statements which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 21, 2003 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 27, 2003